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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 21, 2006 (except for the effects of the restatement of the capital accounts as described in Note 14(d), as to which the date is March 16, 2006), in Amendment No. 2 to the Registration Statement (Form F-1 No. 333-132503) and related Prospectus of Omega Navigation Enterprises, Inc. for the registration of 12,000,000 shares of its Class A common stock.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.
Athens, Greece
March 24, 2006

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm